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                                        AG SERVICES OF AMERICA, INC.

                                                EXHIBIT 11.1
                                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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                                                Year Ended        Year Ended February 28,       Year Ended
                                               February 29,----------------------------------- February 29,
                                                  2000        1999        1998        1997        1996
                                               ----------- ----------- ----------- ----------- -----------
 Computation of weighted average
   number of basic shares:
 Basic:
  Common shares outstanding at beginning
   of the period                                5,212,604   5,177,154   5,135,719   3,611,350   3,482,634
  Weighted average number of shares issued
   during the period                               20,291      26,822      19,467      15,368      55,969
  Weighted average common shares issued due
    to conversion of the 7% convertible
    subordinated debenture                             --          --          --     952,002         --
                                               ----------- ----------- ----------- ----------- -----------
 Weighted average shares outstanding (basic)    5,232,895   5,203,976   5,155,186   4,578,720   3,538,603
                                               =========== =========== =========== =========== ===========

 Net income from continuing operations         $8,078,678  $6,738,719  $5,246,977  $4,345,815  $3,133,240
    Discontinued operations                      (469,118)   (245,403)    (65,724)         --          --
                                               ----------- ----------- ----------- ----------- -----------
 Net income                                    $7,609,560  $6,493,316  $5,181,253  $4,345,815  $3,133,240
                                               =========== =========== =========== =========== ===========
 Earnings per share - Basic
 Income from continuing operations                  $1.54       $1.29       $1.02       $0.95       $0.89
 Discontinued operations                            (0.09)      (0.05)      (0.01)         --          --
                                               ----------- ----------- ----------- ----------- -----------
 Earnings per share - Basic                         $1.45       $1.25       $1.01       $0.95       $0.89
                                               =========== =========== =========== =========== ===========
Diluted:
 Common shares outstanding at beginning
   of the period                                5,212,604   5,177,154   5,135,719   3,611,350   3,482,634
   Common shares issued due to conversion
    of the 7% convertible subordinated
    debentures this period                             --          --          --   1,487,669          --
Weighted average number of shares issued
   during the period                               20,291      26,822      19,467      15,368      55,969
Weighted average of potential dilutive shares
   computed using the treasury stock method
   using the average market price:
       Options (A)                                220,583     226,805     269,791     237,870     145,758
       Warrants                                        --          --          --          --      24,978
  Assumed conversion of $13.8 million 7%
   convertible subordinated debentures (B)             --          --          --          --   1,491,892
                                               ----------- ----------- ----------- ----------- -----------
 Weighted average number of shares (diluted)    5,453,478   5,430,781   5,424,977   5,352,257   5,201,231
                                               =========== =========== =========== =========== ===========

 Net income from continuing operations         $8,078,678  $6,738,719  $5,246,977  $4,345,815  $3,133,240
  Add: Interest on $13.8 million 7%
         convertible subordinated debentures,
         net of income tax effect                     --         --            --     153,184     616,695
       Amortization of debt issuance costs,
         net of income tax effect                     --         --            --      13,781      55,158
                                               ----------- ----------- ----------- ----------- -----------
 Total before discontinued operations          $8,078,678  $6,738,719  $5,246,977  $4,512,780  $3,805,093
   Discontinued operations                       (469,118)   (245,403)    (65,724)         --          --
                                               ----------- ----------- ----------- ----------- -----------
 Total                                         $7,609,560  $6,493,316  $5,181,253  $4,512,780  $3,805,093
                                               =========== =========== =========== =========== ===========

 Earnings per share - Diluted
 Income from continuing operations                  $1.48       $1.24       $0.97       $0.84       $0.73
 Discontinued operations                            (0.08)      (0.04)      (0.01)         --          --
                                               ----------- ----------- ----------- ----------- -----------
 Earnings per share - Diluted                       $1.40       $1.20       $0.96       $0.84       $0.73
                                               =========== =========== =========== =========== ===========

 (A)  Some of the stock options have not been included because they are antidilutive.

 (B)  Assumed conversion at the date of issuance on April 23, 1993.
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